Exhibit 99.1

Entercom Communications Corp.
Reports Record Quarterly Results

Announces $0.38 per share dividend payable June 28

(Bala Cynwyd, Pa. May 7, 2007) Entercom Communications Corp. (NYSE: ETM) today reported record financial results for the quarter ended March 31, 2007.

First Quarter Highlights

•                  Net revenues increased 10% to a record first quarter of $100.0 million and station operating expenses increased 14% to $67.9 million.

•                  Same station net revenues increased 1% to $90.7 million and same station operating expenses increased 2% to $60.7 million.

•                  Same station operating income decreased 2% to $30.0 million.

•                  Net income (loss) per share decreased to a net loss of ($0.01) from $0.19.

•                  Adjusted net income per share decreased to $0.09 from $0.18.

David J. Field, President and Chief Executive Officer stated: “First quarter results were mixed as strong January and February operating results were offset by a weaker March. During the quarter, we commenced operations at our new San Francisco station cluster, launched a major new station in that market, and continued to invest significant resources in our expanding business development and internet platforms, which we believe will emerge as strong sources of growth in the near future.  While we see overall flat revenue trends in the second quarter, we are experiencing substantial growth across many of our markets, offset by near term investments in our newer markets.”

Additional First Quarter Information

During the first quarter, the Company commenced operations at three stations in the San Francisco market under a time brokerage agreement (“TBA”) as a result of an agreement to exchange stations with Bonneville International Corporation. Shortly after beginning operations, the Company executed a format change at KMAX-FM, re-branding the station as KBWF-FM “The Wolf”, creating the only country radio station in San Francisco. To support the format change and build both its audience and brand awareness, KBWF provided listeners with an initial 30 days of commercial free programming.

Entercom was recognized by Forbes as one of America’s Most Trustworthy Companies. This award was based on an evaluation of more than 8,000 public U.S. companies conducted for Forbes by Audit Integrity, an independent firm that conducts research on corporate governance best practices. Entercom was ranked as one of the top 100 companies in America that, in Audit Integrity’s judgment, “showed the highest degree of accounting transparency and fair dealing to stake-holders during 2006”.

For the second consecutive year, Mr. Field was named by Institutional Investor magazine as among The Best CEOs in the country. Institutional Investor surveyed more than 1,000 investment professionals at nearly 475 money management firms to select this list of America’s Top CEOs. Mr. Field was also the top CEO recognized in the category of Radio and TV Broadcasting.

The Company today announced that its Board of Directors has approved a quarterly dividend of $0.38 per share for the second quarter. The record date for the Company’s second quarter dividend is June 15 and the payment date is June 28.

The Company today also announced that its Board of Directors extended for an additional year a $100.0 million share repurchase program that was due to expire on May 7, 2007. The Company has $85.2 million in capacity available under this extended share repurchase program. The amount and timing of repurchases made over the next year will be subject to the discretion of management depending on market conditions and other factors. During the first quarter of 2007, the Company repurchased 0.4 million shares of common stock for $10.0 million. The Company has now retired in excess of 25% of its outstanding common stock since the commencement of the repurchase programs.

During the first quarter, the Company’s corporate general and administrative expenses (excluding non-cash compensation expense) were adversely impacted by the recording of certain legal expenses in the amount of $1.0 million that were primarily associated with a lawsuit. In the prior year’s first quarter, the Company’s corporate general and administrative expenses were adversely impacted by the recording of certain legal expenses in the amount of $1.5 million that were primarily associated with a transaction that did not occur.

Non-cash compensation expense increased by $1.6 million over the prior year period. This increase was due to a difference in the timing of the Company’s annual equity-based compensation award grant as the prior year’s grant was made in the second quarter.

As a result of pending transactions changing the mix of states in which the Company conducts business, the Company increased its estimated annual income tax rate in 2007.  Accordingly, in the first quarter, the Company reported a retroactive deferred tax adjustment of $2.9 million. This expense is a reflection of the higher tax rate applied to net deferred tax liabilities. Exclusive of this $2.9 million adjustment, the Company’s effective annual tax rate for 2007 is estimated to be 41.7%.

Separately, in connection with the adoption on January 1, 2007 of FIN 48, “Uncertain Tax Positions,” the Company recorded $1.8 million (net of taxes) as an adjustment to retained earnings in the Company’s financial statements in the first quarter of 2007.

As of March 31, 2007, the Company had $10.8 million in cash and cash equivalents, $545.2 million of Senior Debt and $150.0 million of Senior Subordinated Notes due in 2014.

Pending Transactions To Acquire And Divest Radio Stations

The Company anticipates that the following transactions will be completed during the second quarter of 2007.

On February 26, 2007, the Company and Bonneville International Corporation (“Bonneville”) each commenced operations under a TBA that allowed the Company to operate three of Bonneville’s San Francisco stations in exchange for allowing Bonneville to operate the Company’s four stations in Cincinnati and three stations in Seattle.

On February 20, 2007, the Company agreed to sell KXBT-FM¸ one of the four Austin, Texas radio stations included in the CBS Radio Stations Inc. (“CBS”) transaction noted below, to Univision Radio Broadcasting Texas, L.P. (“Univision”) for $20 million in cash. On February 26, 2007, Univision commenced operations of KXBT-FM under a TBA. The Company will continue to operate three stations in the Austin market.

On January 31, 2007, the Company entered into an agreement and a TBA with Salem Communications Holding Corporation (“Salem”) to dispose of KTRO-AM (formerly KKSN-AM) in Portland, Oregon for at least $4.2 million in cash. Salem commenced operations of KTRO-AM on February 1, 2007. The Company will continue to operate six stations in the Portland market.

On November 1, 2006, the Company commenced operations under a TBA with CBS for eleven radio stations in Austin, Texas, Memphis, Tennessee and Cincinnati, Ohio. The TBA follows the August 21, 2006 announcement by the Company to acquire fifteen radio stations in four markets from CBS for $262 million in cash. The Company discontinued operating the Cincinnati stations on February 26, 2007, at which time Bonneville commenced operating the Cincinnati stations under a TBA with the Company (see Bonneville transaction described above).

On November 1, 2006, the Company and Cumulus Media Partners, LLC (“Cumulus”) each commenced operations under a TBA that allowed the Company to operate one of Cumulus’s Cincinnati radio stations and Cumulus to operate one of the Cincinnati radio stations included in the CBS transaction noted above. The Company discontinued operating this station on February 26, 2007, at which time Bonneville commenced operating this station under a TBA (see Bonneville transaction described above).

In Rochester, New York, also part of the CBS deal, the Company has not commenced operations under a TBA, as the Company must divest three Rochester radio stations in order to comply with regulatory requirements.

On October 26, 2006, the Company commenced operations under a TBA to operate WVEI-FM (formerly WBEC-FM), serving the Springfield, Massachusetts radio market. The station rebroadcasts the Company’s highly successful WEEI Boston sports radio format. Under an asset purchase agreement, the Company will acquire the radio station assets for $5.8 million in cash.

Second Quarter Guidance

Based on the current business outlook, the Company expects second quarter same station net revenues to be flat. Same station operating expenses for the second and third quarter should increase by approximately 5% reflecting an increase in Boston Red Sox rights fees from a new long-term contract. In future years, there will be only a negligible impact on expense growth from this contract. Fourth quarter same station operating expense growth should be minimal, so that same station operating expense guidance for the year would be approximately 3%. Excluding sports rights, the same station operating expense increase for the year would be significantly less.

For purposes of same station comparisons, 2006 second quarter same station net revenues were $126.7 million and station operating expenses were $71.0 million. For purposes of same station information, the Company: (1) included the results of new station operations in Austin, Memphis, San Francisco and Springfield; and (2) excluded certain stations to be divested in Seattle, Austin and Portland.

Reconciliation of quarterly 2006 reported and same station results are available on the Company’s website at www.entercom.com.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on May 7, 2007 at 9:00 AM Eastern Time.  The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available through May 14, 2007 by dialing 866-444-9042 and will also be available on the Company’s website: www.entercom.com.

Entercom is one of the nation’s largest radio broadcasters, with operations in San Francisco, Boston, Seattle, Denver, Sacramento, Portland, Kansas City, Indianapolis, Milwaukee, Austin, Norfolk, Buffalo, New Orleans, Providence, Memphis, Greensboro, Rochester, Greenville/Spartanburg, Madison, Wichita, Wilkes-Barre/Scranton, Springfield and Gainesville/Ocala.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.  All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses, non-cash compensation expense (which is otherwise included in station operating expenses) and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income: (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in corporate general and administrative expenses and station operating expenses); and (ii) less net interest expense (excluding amortization of deferred financing costs), gain (loss) on sale of assets, derivative instruments and investments, taxes paid (refunded) and capital expenditures.

Adjusted net income per share: (i) excludes gain/loss on sales of assets, derivative instruments and investments; (ii) excludes non-cash compensation expense and deferred income taxes for change in income tax rate; and (iii) includes any dilutive equivalent shares when not anti-dilutive.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period.

Non-GAAP Financial Measures

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (i.e., adjusted net income and adjusted net income per share).  The adjustments exclude gain/loss on sale of assets, derivative instruments, investments, non-cash compensation expense and deferred income taxes for change in income tax rates. Management believes these adjusted non-GAAP measures provide useful information to management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these Non-GAAP financial measures on an ongoing basis to track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this press release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President and Chief Financial Officer

610-660-5647

First Quarter 2007

Earnings Release

 ENTERCOM COMMUNICATIONS CORP.

 FINANCIAL DATA

 (amounts in thousands, except per share data)

 (unaudited)

	Three Months Ended March 31,
	2007	2006
STATEMENTS OF OPERATIONS

Net Revenues	$100,022	$91,135

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	67,855	59,505
Station Operating Expenses - Non-Cash Compensation Expense	519	61
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	6,368	5,751
Corporate G & A Expenses - Non-Cash Compensation Expense	1,332	210
Depreciation And Amortization	4,090	3,923
Net Time Brokerage Agreement Expense	4,040	—
Net (Gain) Loss On Sale Or Disposition of Assets	118	(125)
Total Operating Expenses	84,322	69,325
Operating Income	15,700	21,810

Other Expense (Income) Items:
Interest Expense, Including Amortization Of Deferred Financing Costs Of $402 And $329 For The Three Months Ended March 31, 2007 And 2006, Respectively	12,040	9,684
Interest Income And Dividend Income	(184)	(159)
Net Gain On Derivative Instruments	(30)	(296)
Net Gain On Investments	(75)	—
Total Other Expense	11,751	9,229

Income Before Income Taxes	3,949	12,581

Income Taxes	1,603	4,826
Deferred Income Taxes From Change In Income Tax Rate	2,910	—
Total Income Taxes	4,513	4,826
Net Income (Loss)	$(564)	$7,755

Net Income (Loss) Per Share - Basic & Diluted	$(0.01)	$0.19

Dividends Declared And Paid Per Common Share	$0.38	$0.38

Weighted Common Shares Outstanding - Basic	39,387	41,344
Weighted Common Shares Outstanding - Diluted	39,387	41,468

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$3,277	$3,749
Income Taxes Paid	$174	$52

	March 31,
	2007	2006
SELECTED BALANCE SHEET DATA

Cash And Cash Equivalents	$10,751	$12,604
Working Capital	82,717	78,366
Total Assets	1,730,113	1,691,830
Senior Debt	545,234	505,254
7.625% Senior Subordinated Notes	150,000	150,000
Total Shareholders’ Equity	751,267	801,081

	Three Months Ended March 31,
	2007	2006
OTHER FINANCIAL DATA

Same Station Computations:
Net Revenues - Reconciliation Of Same Station Net Revenues To GAAP:
Net Revenues As Reported	$100,022	$91,135
Net Acquisitions And Divestitures Of Radio Stations	(9,276)	(907)
Same Station Net Revenues	$90,746	$90,228

Station Operating Expenses - Reconciliation Of Same Station Operating
Expenses To GAAP:
Station Operating Expenses As Reported (Excluding Non-Cash Compensation Expense)	$67,855	$59,505
Net Acquisitions And Divestitures Of Radio Stations	(7,152)	67
Same Station Operating Expenses	$60,703	$59,572

Reconciliation Of Station Operating Income And Same Station
Operating Income To GAAP (Operating Income):
Operating Income As Reported	$15,700	$21,810
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	6,368	5,751
Non-Cash Compensation Expense	1,851	271
Depreciation And Amortization	4,090	3,923
Net Time Brokerage Agreement Expense	4,040	—
Net (Gain) Loss On Sale Or Disposition of Assets	118	(125)
Station Operating Income	32,167	31,630
Net Acquisitions And Divestitures Of Radio Stations	(2,124)	(974)
Same Station Operating Income	$30,043	$30,656

Reconciliation Of Free Cash Flow To GAAP (Net Income):
Net Income (Loss) As Reported	$(564)	$7,755
Depreciation And Amortization	4,090	3,923
Deferred Financing Costs Included In Interest Expense	402	329
Non-Cash Compensation Expense	1,851	271
Net (Gain) Loss On Sale Or Disposition Of Assets	118	(125)
Net Gain On Derivative Instruments	(30)	(296)
Net Gain On Investments	(75)	—
Income Taxes	4,513	4,826
Capital Expenditures	(3,277)	(3,749)
Taxes Paid	(174)	(52)
Free Cash Flow	$6,854	$12,882

Reconciliation Of Free Cash Flow To GAAP (Operating Income):
Operating Income as Reported	$15,700	$21,810
Depreciation and Amortization	4,090	3,923
Non-Cash Compensation Expense	1,851	271
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(11,454)	(9,196)
Capital Expenditures	(3,277)	(3,749)
Net (Gain) Loss On Sale Or Disposition Of Assets	118	(125)
Taxes Paid	(174)	(52)
Free Cash Flow	$6,854	$12,882

Reconciliation Of Adjusted Net Income To GAAP
Net Income (Loss) As Reported	$(564)	$7,755
Net Loss on Sale Or Disposal Of Assets, Net Of Tax Provision Or Tax Benefit	70	(77)
Net Gain On Derivative Instruments, Net Of Tax Benefit	(18)	(182)
Net Gain On Investments, Net Of Tax Provision	(45)	—
Non-Cash Compensation Expense, Net Of Tax Benefit	1,316	166
Deferred Income Taxes For Change In Income Tax Rate	2,910	—
Adjusted Net Income	$3,669	$7,662

Weighted Common Shares Outstanding - Diluted, as reported	39,387	$41,468
Shares Considered Dilutive If Adjusted Amount Is Not A Loss	415
Weighted Common Shares Outstanding - Diluted	39,802	41,468

Adjusted Net Income Per Share - Diluted	$0.09	$0.18

PRIOR YEAR’S DATA
Second Quarter 2006 As Reported And Same Station

Three Months
Ended
June 30, 2006
Reconciliation Of Second Quarter 2006 Same Station Net
Revenues To GAAP (Net Revenues):

Net Revenues As Reported	$116,459
Net Acquisitions And Divestitures Of Radio Stations	10,214
Same Station Net Revenues	$126,673

Reconciliation Of Second Quarter 2006 Same Station Operating Expenses
To GAAP (Station Operating Expenses):
Station Operating Expenses As Reported	$66,026
Net Acquisitions And Divestitures Of Radio Stations	4,951
Same Station Operating Expenses	$70,977